UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   July 7, 2010

CHINA WIND SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-34591	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

 (Address of Principal Executive Offices)

(86) 510-8338-6339

 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 7, 2010, Mr. Xuezhong Hua resigned as an independent director of China Wind Systems, Inc. (the “Company”).  There were no disagreements between Mr. Hua and the Company or any officer or director of the Company which led to Mr. Hua’s resignation.

On July 8, 2010, the Company’s board of directors elected Mr. Tianxiang Zhou to replace Mr. Hua as a director.  Mr. Zhou is an independent director as defined by NASDAQ.

Mr. Zhou, age 72, has served as Lead Engineer in Wuxi Angyida Mechanism Limited Company since 2004. From 1998 to 2004, he was general engineer in Wuxi Huayang Dye Machinery Equipment Limited. Prior to that, from 1994 to 1998 Mr. Zhou worked for Wuxi Chemicals Holdings as chief engineer of its Design division. Mr. Zhou received his bachelor degree in engineering from Nanjing Institute of Chemical Technology in August 1961.

During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Zhou (or any member of his immediate family) had or is to have a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2010	China Wind Systems, Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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